Exhibit 21.1
Subsidiaries of Grifols, S.A.(1)

Jurisdiction of
Name	Incorporation
Grifols Inc.	Virginia
Biomat USA, Inc.	Delaware
PlasmaCare Inc.	Delaware
Grifols Biologicals Inc.	Delaware
Grifols USA LLC	Delaware
Grifols Therapeutics Inc.	Delaware
Talecris Plasma Resources, Inc.	Delaware
Talecris Biotherapeutics Ltd. Canada	Canada
Talecris Biotherapeutics Overseas Services Corp.	Delaware
Diagnostic Grifols, S.A.	Spain
Laboratorios Grifols, S.A.	Spain
Biomat, S.A.	Spain
Grifols Engineering, S.A.	Spain
Instituto Grifols, S.A.	Spain
GRI-CEL, S.A.	Spain
Nanotherapix, S.L. (51% owned subsidiary)	Spain
Grifols International, S.A.	Spain
Movaco, S.A.	Spain
Grifols Portugal Ltda.	Portugal
Logister, S.A.	Spain
Grifols Chile, S.A. (99% owned subsidiary)	Chile
Grifols Argentina, S.A.	Argentina
Grifols s.r.o.	Czech Republic
Logistica Grifols, S.A. de C.V.	Mexico
Grifols Mexico, S.A. de C.V.	Mexico
Grifols Deutschland GmbH	Germany
Grifols Italia S.p.A.	Italy
Grifols UK Ltd.	United Kingdom
Grifols Brasil Ltd.	Brazil
Grifols France S.A.R.L.	France
Alpha Therapeutic Italia, S.p.A.	Italy
Grifols Asia Pacific PTE	Singapore
Grifols (Thailand) Ltda. (48% owned subsidiary)(2)	Thailand
Grifols Malaysia Sdn Bhd (30% owned subsidiary)(3)	Malaysia
Grifols Polska S.p.zo.o	Poland
Woolloomooloo Holdings Pty Ltd.	Australia
Grifols Australia Pty Ltd.	Australia
Australian corporate Pty Ltd.	Australia
Saturn Australia Pty Ltd.	Australia
Saturn Investments AG	Switzerland

Jurisdiction of
Name	Incorporation
Medion Grifols Diagnostic AG (80% owned subsidiary)	Switzerland
Medion Diagnostic GmbH	Germany
Grifols Colombia Ltda.	Colombia
Grifols Nordic AB (Sweden)	Sweden
Grifols Viajes, S.A.	Spain
Squadron Reinsurance Ltd.	Ireland
Arrahona Optima, S.L.	Spain

(1)	In accordance with Regulation S-K, Item 601(b)(ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).

(2)	Grifols (Thailand) Ltd. has three classes of shares and it grants the majority of voting rights to the class of shares held by Grifols.

(3)	Although Grifols holds 30% of the shares with voting rights of Grifols Malaysia Sdn Bhd, it controls the majority of the profit-sharing and voting rights of Grifols Malaysia Sdn Bhd through a contract with the other shareholder and a pledge on its shares.